Exhibit 31.2

CERTIFICATIONS

I, Katherine L. Scherping, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of National CineMedia, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 10, 2018

/s/ Katherine L. Scherping
Katherine L. Scherping Chief Financial Officer (Principal Financial and Accounting Officer)